Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 2025, relating to the financial statements of Burlington Stores, Inc. and the effectiveness of Burlington Stores, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Burlington Stores, Inc. for the year ended February 1, 2025.

/s/ Deloitte and Touche LLP

Morristown, New Jersey

May 30, 2025